Exhibit 10.1

SEVENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This Seventh Amendment to Credit and Security Agreement (this “Seventh Amendment”), dated as of October 12, 2016, is made by and among COMMAND SECURITY CORPORATION, a New York corporation (“CSC” or “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”).

WITNESSETH:

WHEREAS, the Borrower and Wells Fargo are parties to a certain Credit and Security Agreement dated as of February 12, 2009 (as amended by that certain Amendment to Credit and Security Agreement dated as of December 1, 2009, that certain Second Amendment to Credit and Security Agreement dated as of October 18, 2011, that certain Third Amendment to Credit and Security Agreement dated as of November 6, 2012, that certain Fourth Amendment to Credit and Security Agreement dated as of June 30, 2014, that certain Fifth Amendment to Credit and Security Agreement dated as of November 13, 2015, that certain Sixth Amendment to Credit and Security Agreement dated as of February 12, 2016 (the “Sixth Amendment”), and as further amended, supplemented and in effect, collectively, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that Wells Fargo further modify and amend certain terms and conditions of the Credit Agreement; and

WHEREAS, Wells Fargo has agreed to further modify and amend certain terms and conditions of the Credit Agreement, all as provided herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.	Defined Terms. Capitalized terms used in this Seventh Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.	Amendment to Section 1. Section 1.1(b) of the Credit Agreement is hereby amended by deleting “October 18, 2016” and by substituting “March 31, 2017” in its stead.

3.	Amendments to Section 5. Section 5.2(a) of the Credit Agreement (for avoidance of doubt, as most recently amended by the Sixth Amendment) is hereby deleted in its entirety, and the following substituted in its stead:

“(a) Minimum Excess Availability. Borrower shall at all times maintain Excess Availability of at least $5,000,000. “Excess Availability” shall mean the result of (a) (i) collateral availability calculated pursuant to the Borrowing Base limitations set forth in Section 1.2, less (ii) the aggregate of the unreimbursed Advances plus the L/C Amount; provided that such amount shall be at least $700,000 (such amount to be evidenced by the calculation reflected on line 22 of each Borrowing Base certificate required to be delivered to Wells Fargo pursuant to Section 5.1(e) hereof, which Borrowing Base certificate shall be in the form attached as Exhibit A to the Seventh Amendment), plus (b) any amount in excess of $20,000,000 as set forth in line 23(b) of each such Borrowing Base certificate. The foregoing covenant shall be tested weekly beginning after October 12, 2016, based upon the Borrowing Base certificate required to be delivered to Wells Fargo pursuant to Section 5.1(e) hereof.”

4.	Amendment to Exhibit A. Exhibit A of the Credit Agreement is hereby amended as follows:

(a)	Clause (a) of the definition of “Eligible Billed Accounts” is hereby deleted in its entirety, and the following substituted in its stead:

“(a) That portion of Accounts unpaid 90 days or more after the invoice date, except for such Accounts as approved by Wells Fargo in its sole discretion, as to which that portion of accounts unpaid 120 days or more after the invoice date.”

5.	Ratification of Loan Documents. Except as provided for herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. Borrower hereby ratifies, confirms, and reaffirms all representations, warranties, and covenants contained therein and acknowledges and agrees that the Obligations, as modified hereby, are and continue to be secured by the Collateral. Borrower warrants and represents to Wells Fargo that as of the date hereof, no Event of Default has occurred and is continuing. Borrower acknowledges and agrees that Borrower does not have any offsets, defenses, or counterclaims against Wells Fargo thereunder, and to the extent that any such offsets, defenses, or counterclaims may exist, Borrower hereby WAIVES and RELEASES Wells Fargo therefrom.

6.	Seventh Amendment Fee. In addition to the other fees described in the Credit Agreement for which the Borrower is obligated to pay to Wells Fargo, in consideration of Wells Fargo’s entering into this Seventh Amendment, the Borrower shall pay to Wells Fargo a fee (the “Seventh Amendment Fee”) in the amount of Ten Thousand Dollars ($10,000) simultaneous with the execution and delivery of this Seventh Amendment to Wells Fargo, which Seventh Amendment Fee shall be fully and irrevocably earned by Wells Fargo as of such date, and is non-refundable to the Borrower.

7.	Conditions Precedent. This Seventh Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of Wells Fargo:

(a)	This Seventh Amendment shall have been duly executed and delivered by the respective parties thereto, and shall be in full force and effect and shall be in form and substance satisfactory to Wells Fargo.

(b)	Wells Fargo shall have received the documents, instruments and agreements as Wells Fargo may reasonably require to effectuate this Seventh Amendment.

(c)	All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Seventh Amendment shall have been duly and effectively taken and evidence thereof reasonably satisfactory to Wells Fargo shall have been provided to Wells Fargo.

(d)	The Borrower shall have paid the Seventh Amendment Fee.

(e)	No Event of Default shall have occurred and be continuing.

(f)	The Borrower shall have paid all reasonable and documented costs and expenses of Wells Fargo, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this Seventh Amendment as well as any outstanding invoices.

8.	Miscellaneous.

(a)	This Seventh Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

(b)	This Seventh Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)	Any determination that any provision of this Seventh Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Seventh Amendment.

(d)	The Borrower warrants and represents that the Borrower has consulted with independent legal counsel of the Borrower’s selection in connection with this Seventh Amendment and is not relying on any representations or warranties of Wells Fargo or its counsel in entering into this Seventh Amendment.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, each party hereto has executed this Seventh Amendment as a sealed instrument under the laws of the Commonwealth of Massachusetts through its authorized officer as of the date set forth above.

COMMAND SECURITY CORPORATION

By:	/s/ N. Paul Brost
Name: Title:	N. Paul Brost Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ James A. Kelly
Name: Title:	James A. Kelly Vice President

Signature Page to Seventh Amendment to Credit Agreement

Exhibit A

Borrowing Base Certificate

(see attached)